Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-140218) pertaining to the Peabody Western-UMWA 401(k) Plan of our report dated June 17, 2011, with respect to the financial statements and schedule of Peabody Western-UMWA 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
St. Louis, Missouri
June 17, 2011

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